EXHIBIT 10.111

MORTGAGE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FIXTURE FILING STATEMENT RELATING TO LEO BURNETT CHICAGO BUILDING

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by

35 W. WACKER VENTURE L.L.C.,

as Borrower

for the benefit of

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

OF AMERICA

and

NEW YORK LIFE INSURANCE COMPANY

collectively, as Lender

Property Known As

LEO BURNETT BUILDING

35 West Wacker Drive

Chicago, Illinois 60601

This Mortgage Was Prepared By

And After Recordation This Mortgage Should Be Returned To:

Scott B. Toban, Esq.

SONNENSCHEIN NATH & ROSENTHAL

8000 Sears Tower

Chicago, Illinois 60606

MORTGAGE ASSIGNMENT LEASES AND RENTS,

SECURITY AGREEMENT AND FILING FIXTURE

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT made this 25th day of February, 1999, by 35 W. WACKER VENTURE, L.L.C. (“Borrower”), a Delaware limited liability company, having its principal place of business at Three Pickwick Plaza, Suite 250, Greenwich, Connecticut 06830, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“TIAA”), a New York corporation, having an address at 730 Third Avenue, New York, New York 10017 and New York Life Insurance Company (“NYLIC”), a New York mutual insurance company, having an address at 51 Madison Avenue, New York, New York 10010 (collectively, TIAA and NYLIC are referred to herein as (the “Lender”).

RECITALS:

A. Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of One Hundred Sixty Million and no/100 Dollars ($160,000,000.00).

B. To evidence the Loan, Borrower executed and delivered to Lender two (2) promissory notes (collectively, the “Note”) of even date herewith in the principal amounts of Eighty Million and no/100 Dollars ($80,000,000.00) to order of TIAA, and Eighty Million and no/100 Dollars ($80,000,000.00) to order of NYLIC, respectively (those amounts or so much as is outstanding from time to time are referred to collectively as the “Principal”), promising to pay the Principal with interest thereon to the order of each of TIAA and NYLIC as respectively set forth in each of the promissory notes constituting the Note and with the balance, if any, of the Debt being due and payable on March 1, 2006 (the “Maturity Date”).

C. To secure the Note, this Mortgage encumbers, among other things, Borrower’s fee interest in the real property located in the City of Chicago, County of Cook, State of Illinois, more particularly described in paragraph 1 of Exhibit A (the “Loan”).

ARTICLE I.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

Capitalized terms used in this Mortgage are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2 Rules of Construction.

This Mortgage will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II.

GRANTING CLAUSES

Section 2.1. Encumbered Property.

Borrower irrevocably grants, mortgages, war ants, conveys, assigns and pledges to Lender, and grants to Lender a security interest in, the following property, rights, interests and estates now or in the future owned or held by Borrower (the “Property”) for the uses and purposes set forth in this Mortgage forever.

(i) the Land;

(ii) all buildings and improvements located on the Land (the “Improvements”);

(iii) all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefiting the Land or the Improvements including, but not limited to, those more particularly described in paragraph 2 of Exhibit A;

(iv) all materials intended for construction, re-construction, alteration or repair of the Improvements, such materials to be deemed included in the Land and the Improvements immediately on delivery to the Land; all fixtures and personal property that are attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants), including: furniture; furnishings; machinery; motors; elevators; fittings; microwave ovens; refrigerators; office systems and equipment; plumbing, heating, ventilating and air conditioning systems and equipment; maintenance and landscaping equipment; lighting, cooking, laundry, dry cleaning, refrigerating, incinerating and sprinkler systems and equipment; telecommunications systems and equipment; computer or word processing systems and equipment; security systems and equipment; and equipment leases for any of the property described in this subsection (the “Fixtures and Personal Property”);

(v) all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Land, the Improvements or the Fixtures and Personal Property, including the documents described on Exhibit D but expressly excluding the Leases (the “Property Documents”);

(vi) all inventory (including all goods, merchandise, raw materials, incidentals, office supplies and packaging materials) held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, all documents of title evidencing any part of any of the foregoing and all returned or repossessed goods arising from or relating to any sale or disposition of inventory;

(vii) all intangible personal property relating to the Land, the Improvements or the Fixtures and Personal Property, including choses in action and causes of action (except those personal to Borrower), corporate and other business records relating to Borrower or any of the Property, inventions, designs, promotional materials, blueprints, plans, specifications, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims for refunds or rebates of taxes, insurance surpluses, refunds or rebates of taxes and any letter of credit, guarantee, claim, promissory note, including, but not limited to, that certain Promissory Note issued by Winston & Strawn to Harris Trust and Savings Bank and Leo Burnett Company, Inc. dated January 23, 1990 in the aggregate principal amount of $3,196,574.00, that certain Promissory Note issued by Winston & Strawn to Harris Trust and Savings Bank and Leo Burnett Company, Inc. dated May of 1992 in the aggregate principal amount of $68,152.35 and that certain Promissory Note issued by Winston & Strawn to Harris Trust and Savings Bank and Leo Burnett Company, Inc. dated May of 1992 in the aggregate principal amount of $464,489.40, security interest or other security held by or granted to Borrower to secure payment by an account debtor or tenant of any of the accounts of Borrower arising out of the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, and documents covering all of the foregoing; all accounts, accounts receivable, documents, instruments, money, deposit accounts, funds deposited in accounts established with a bank, savings and loan association, trust company or other financial institution in connection with the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, including any reserve accounts or escrow accounts (except for that certain account established pursuant to the Reserve and Security Agreement of even date herewith by and among the Borrower, Lender and an escrow holder), and all investments of the funds and all other general intangibles;

(viii) all awards and other compensation paid after the date of this Mortgage for any Condemnation (the “Condemnation Awards”);

(ix) all proceeds of and all unearned premiums on the Policies (the “Insurance Proceeds”);

(x) all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Land, the Improvements or the Fixtures and Personal Property;

(xi) all books, records and other information, wherever located, which are in Borrower’s possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer or other equipment used to record, store, manage, manipulate or access the information;

(xii) all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the “Accumulations”); and

(xiii) all after-acquired title to or remainder or reversion in any of the property described in this Section; all additions, accessions and extensions to, improvements of and substitutions or replacements for any of such property; all products and all cash and non-cash proceeds, immediate or remote, of any sale or other disposition of any of such property, excluding sales or other dispositions of inventory in the ordinary course of the business of operating the Land and the Improvements; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Mortgage for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender’s request, any documents reasonably requested by Lender to further evidence the foregoing.

Section 2.2. Habendum Clause. The Property is conveyed to Lender to have and to hold forever.

Section 2.3. Security Agreement.

(a) The Property includes both real and personal property and this Mortgage is a real property mortgage and also a “security agreement” and a “financing statement” within the meaning of the Uniform Commercial Code. By executing and delivering this Mortgage, Borrower grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code.

(b) This Mortgage constitutes a fixture financing statement under the Laws of the state or commonwealth in which the Property is located and for this purpose, the following information is set forth:

(i)	Name and address of Debtor:

35 W. Wacker Venture L.L.C., a Delaware limited liability company

c/o Starwood Capital Group, L.L.C.

Three Pickwick Plaza

Suite 250

Greenwich, CT 06830

Attn: Jerome C. Silvey

(ii)	Name and address of Secured Party:

Teacher’s Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

-and-

New York Life Insurance Company

51 Madison Avenue

New York, New York 10010

(iii)	Description of the types (or items) of property covered by this Financing Statement:

All of the property described in sections ii-xiii of the Section entitled “Encumbered Property” described or referred to herein and included as part of the Premises.

(iv)	Description of real estate to which collateral is attached or upon which it is located:

Described in Exhibit A.

Lender may file this Mortgage, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

Section 2.4. Conditions to Grant. This Mortgage is made on the express condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then, unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released at Borrower’s expense.

ARTICLE III

OBLIGATIONS SECURED

Section 3.1. The Obligations. This Mortgage secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan in accordance with the terms and provisions of the Loan Documents and all other amounts payable by Borrower under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed by Borrower under the Loan Documents (the “Obligations”).

ARTICLE IV

TITLE AND AUTHORITY

Section 4.1. Title to the Property.

(a) Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property.

(b) Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

(c) This Mortgage is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 4.2. Authority.

(a) Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state or commonwealth in which it was organized or incorporated and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b) Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Mortgage; and (iv) perform the Obligations.

(c) The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon any party to the Loan Documents.

(d) The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

Section 4.3. No Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.4. Litigation. There are no Proceedings or, to Borrower’s knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender’s interests in the Property or Borrower’s ability to perform the Obligations under the Loan Documents. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

ARTICLE V

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 5.1. Status of the Property.

(a) Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property, for the granting of this Mortgage or for the conduct of Borrower’s business on the Property in accordance with the Permitted Use.

(b) The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c) All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d) The Property is free from damage caused by a Casualty.

(e) All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, except for (i) ongoing maintenance and repair, and (ii) expenses for tenant improvements pursuant to the Leases.

Section 5.2. Maintenance of the Proms. Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the structural aspects of the Improvements without Lender’s prior consent which may be withheld in Lender’s sole discretion. The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender.

Section 5.3. Change in Use. Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 5.4. Waste. Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any material structural alteration, demolition or removal of any of the Property without Lender’s prior consent which may be withheld in Lender’s sole discretion.

Section 5.5. Inspection of the Property. Subject to the rights of tenants under the Leases, Lender has the right to enter and inspect the Property on reasonable prior notice, except during the existence of an Event of Default, when no prior notice is necessary. As long as there has not been an Event of Default, and as long as no one inspection requires additional inspections, such right shall be exercised no more often than once per year. Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Mortgage to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Mortgage. If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the reasonable cost associated with the performance of such independent expert’s review and report will be at Borrower’s expense, payable promptly following receipt of written demand therefor.

Section 5.6. Leases-and Rents.

(a) Borrower assigns the Leases and the Rents to Lender absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Mortgage by reference; provided, however, that upon the cure of the Event of Default, Borrower’s license shall be automatically reinstated.

(b) Borrower appoints Lender as Borrower’s attorney-in-fact to execute unilaterally and record, at Lender’s election, a document subordinating this Mortgage to the Leases, provided that the subordination will not affect (i) the priority of Lender’s entitlement to Insurance Proceeds or Condemnation Awards or (ii) the priority of this Mortgage over intervening liens or liens arising under or with respect to the Leases.

Section 5.7. Parking. Borrower will provide, maintain, police and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of (i) the number of parking spaces required by Law; (ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) one hundred twelve (112) parking spaces, as such number may be reduced to cause the parking area to comply with Laws. The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

Section 5.8. Separate Tax Lot. The Land and Improvements are and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 5.9. Changes in Zoning or Restrictive Covenants. Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

Section 5.10. Lender’s Right to Appear. Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower, only following Borrower’s failure to do so on its own behalf, or at any time in Lender’s name, which Lender, in its sole discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE VI

IMPOSITIONS AND ACCUMULATIONS

Section 6.1. Impositions.

(a) Borrower will pay each Imposition at least 15 days before the date (the “Imposition Penalty Date” that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

(b) Promptly following its payment of Taxes, Assessments or insurance premiums, Borrower will deliver to Lender a receipted bill or other evidence of payment.

(c) Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

(i) not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

(ii) the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

(iii) there is no Event of Default;

(iv) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

(v) the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

(vi) Borrower pays all of the contested Taxes or Assessments under protest in any event in accordance with the Laws of Illinois.

(d) Installment Payments. If any Assessment is payable in installments in accordance with its terms, Borrower may pay such Assessment in installments. If the Assessment is only payable in installments following Borrower or a representative of Borrower successfully petitioning to pay the Assessments in installments, then notwithstanding such right, Borrower will nevertheless pay the Assessment in its entirety on the day the first installment becomes due and payable or a lien, unless Lender, in its sole discretion, approves payment of the Assessment in installments.

Section 6.2. Accumulations.

(a) Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time to receive, hold and disburse the Accumulations in accordance with this Section (the “Accumulations Depositary”). On the first day of each calendar month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to one-twelfth (1/12) of the annual Taxes and Assessments as determined by Lender or its designee based upon the last ascertainable tax bill, unless otherwise provided in an agreement among Borrower, Lender and Accumulations Depository. At least 20 days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.

(b) The Accumulations will be applied to the payment of Taxes and Assessments. Any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations, at Lender’s election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, Borrower will pay the deficiency to the Accumulations Depositary within 5 days of demand. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

(c) The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Mortgage. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after an Event of Default.

(d) If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e) The Accumulations Depositary has deposited the initial deposit and will deposit the monthly deposits into a separate interest bearing account with Leader denominated as secured party, all in accordance with an agreement among Borrower, Lender and the Accumulations Depositary dated the date of this Mortgage.

(f) Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Mortgage, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender’s election, will be withheld.

(g) If Lender assigns this Mortgage. Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower.

Section 6.3. Changes in Tax Laws. If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable on 60 days’ prior notice unless the tax must be paid within the 60-day period, in which case, the Debt will be due and payable within the lesser period.

Section 6.4. Reserves. Borrower made an initial deposit of Nine Million Two Hundred Thousand and no/100 Dollars ($9,200,000.00) into an account established as security for the payment and performance of certain indemnification obligations from Borrower to Lender, to be held and disbursed solely in accordance with a Reserve and Security Agreement dated the date of this Mortgage among Borrower, Lender and an escrow holder. Such deposit shall provide cash collateral to protect Lender from any potential liability arising out of Borrower’s certain indemnification for taxes pursuant to that certain lease between Borrower and The Leo Burnett Company, Inc., dated December 15, 1997 (the “Burnett Lease”). The deposited amount may be reduced from time to time in accordance with the Reserve and Security Agreement referenced above.

ARTICLE VII

INSURANCE, CASUALTY. CONDEMNATION

AND RESTORATION

Section 7.1. Insurance Coverages.

(a) Borrower will maintain such insurance coverages and endorsements in form and substance and in amounts as Lender may require in its sole discretion, from time to time. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

(b) The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days’ prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

(c) The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d) Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e) Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f) Borrower will pay the Insurance Premiums for each Policy no later than the expiration date of the Policy being replaced or renewed and will deliver to Lender an original or, if a blanket policy, a certified copy of each Policy marked “Paid” no later than 30 days following the inception date of the new Policy.

(g) Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h) Borrower will not carry any of the insurance required under this Section on a blanket or umbrella policy without in each instance Lender’s prior approval which may be withheld in Lender’s sole discretion. If Lender approves, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i) Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Mortgage.

Section 7.2 Casualty and Condemnation.

(a) Borrower will give Lender notice of any Casualty immediately after it occurs and will give Lender notice of any Condemnation Proceeding immediately after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing.

Borrower immediately will deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b) Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s sole discretion. Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c) If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s sole discretion any compromise or settlement that exceeds $750,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender immediately upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check immediately upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower immediately will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Mortgage. Lender will be responsible for only the Proceeds actually received by Lender.

Section 7.3. Application of Proceeds. After deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion which shall be applied without obligation by Borrower to pay any prepayment premium; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

Section 7.4. Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any reasonable out of pocket costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

(i) 35 W. Wacker Venture L.L.C., a Delaware limited liability company or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

(ii) No Event of Default under the Loan Documents exists at the time of the Destruction Event and no Event of Default has occurred during the 12 months prior to the Destruction Event;

(iii) all Leases in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event;

(iv) if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

(v) Borrower delivers to Lender evidence satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

(vi) if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

(vii) Lender is satisfied that the proceeds of any business interruption insurance in effect together with other available gross revenues from the Property are sufficient to pay Debt Service Payments after paying the Impositions, Insurance Premiums, reasonable and customary operating expenses and capital expenditures until Restoration is complete;

(viii) Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of (A) 12 months prior to the Maturity Date; (B) 18 months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and

(ix) the annual Rents (excluding security deposits) under Leases in effect on the date of the Destruction Event are providing debt service coverage for the annual Debt Service Payments of 1.35 after payment of annual Insurance Premiums, Impositions and operating expenses of the Property (including ground rent, if any), provided that, if the Rents do not provide such debt service coverage, then Borrower expressly authorizes and directs Lender to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such debt service coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 7.5. Restoration.

(a) If the total Proceeds for any Destruction Event are $750,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

(b) If the Proceeds for any Destruction Event exceed $750,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

(i) Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

(ii) if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

(iii) Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may request including mechanics’ lien waivers and title insurance endorsements;

(iv) Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender, and

(v) there is no default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

(c) If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds without any prepayment premium as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d) Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s satisfaction.

(e) If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(f) Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. If the Restoration Funds are equal to or greater than Five Million Dollars ($5,000,000), Lender will deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender which shall provide that interest will accrue on such deposit.

(g) Borrower will pay all of Lender’s expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h) If any excess Proceeds remains after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion or to deliver the excess to Borrower.

ARTICLE VIII

COMPLIANCE WITH LAW AND AGREEMENTS

Section 8.1. Compliance with Law. Borrower, the Property and the use of the Property comply in all material respects and will continue to comply in all material respects with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and nonconforming uses) relating to the Property or Borrower. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Law except to the extent necessary to so comply with Law.

Section 8.2. Compliance with Agreements. There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents. Borrower will cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender’s rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 8.3. ERISA Compliance.

(a) Neither Borrower nor any member of Borrower is or will be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and neither the assets of Borrower or of Borrower’s members are or will constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b) Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c) Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

Section 8.4. Section 6045(e) Filing. Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

ARTICLE IX

ENVIRONMENTAL

Section 9.1. Environmental Representations and Warranties.

Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Mortgage:

(i) no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws and (C) has not resulted in Material Environmental Contamination of the Property; and

(ii) no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

Section 9.2. Environmental Covenants.

(a) Borrower will not cause or permit any Material Environmental Contamination of the Property.

(b) No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Materials which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws; and (C) does not create a risk of Material Environmental Contamination of the Property.

(c) Borrower will notify Lender immediately upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

(d) From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e) Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section on an annual basis or at any time for reasonable cause or after an Event of Default. In connection with the assessment: (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use diligent, good faith efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter, (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage. The consultant’s assessment and reports will be at Borrower’s expense (i) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (ii) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (iii) if Lender engaged the consultant after the occurrence of an Event of Default. Lender will make diligent, good faith efforts to cause the consultant to retain (and not be released from) any liability related to the property, but in no event shall failure to achieve such result in liability for the Lender.

(f) If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of this Mortgage any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

ARTICLE X

FINANCIAL REPORTING

Section 10.1. Financial Reporting.

(a) Borrower will deliver to Lender within 120 days after the close of each Fiscal Year an annual financial statement (the “Annual Financial Statement”) for the Property for the Fiscal Year, which will include a comparative balance sheet, a cash flow statement, an income and expense statement, a detailed breakdown of all receipts and expenses and all supporting schedules. The Annual Financial Statement will be:

(i) audited by a CPA;

(ii) accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property; and

(iii) separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

(b) Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time upon no less than twenty-four (24) hours notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices”, at the building office located at the Property or at any other location as may be approved by Lender.

Section 10.2. Annual Budget. Not less than 45 days prior to the end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the “Budget”) for the Property for the next succeeding Fiscal Year showing anticipated operating expenses, Insurance Premiums, Impositions, leasing commissions, capital improvement costs, tenant improvement costs and any other information Lender requests. Unless Lender notifies Borrower within 45 days after Lender receives the Budget that Lender disputes information in the Budget, the Budget as submitted will constitute the Budget for the next succeeding Fiscal Year. If Borrower concludes in good faith that a Budget needs revision, Borrower will submit a revised Budget to Lender, together with a detailed explanation of the revisions. Unless Lender notifies Borrower within 45 days after Lender receives the revised Budget that Lender disputes information in the revised Budget, the revised Budget as submitted will constitute the Budget for the remainder of the then Fiscal Year. Borrower and Lender will use reasonable efforts to resolve promptly any differences over a Budget or revised Budget. If Borrower and Lender fail to agree on a Budget or revised Budget, Borrower will continue to manage and operate the Property under the last undisputed Budget approved by Lender, allowing for line item increases of up to 5% as compared to the last Budget. Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender or the resolution of any disagreements relating to a Budget or revised Budget, including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section l l.1. Payment of Expenses.

(a) Subject to any other provision of this Agreement to the contrary, Borrower is obligated to pay all reasonable out of pocket fees and expenses (the “Expenses”) incurred by Lender or that are otherwise payable in connection with the Loan, the Property or Borrower, including attorneys’ fees and expenses and any fees and expenses relating to (i) the preparation, execution, acknowledgement, delivery and recording or filing of the Loan Documents; (ii) any Proceeding or other claim asserted against Lender; (iii) any inspection, assessment, survey and test permitted under the Loan Documents; (iv) any Destruction Event; (v) the preservation of Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise, following the occurrence of an Event of Default and (vi) the Leases and the Property Documents.

(b) Borrower will pay the Expenses promptly following receipt of written demand, together with any applicable interest, premiums or penalties provided herein. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender immediately upon demand, together with interest on such amount at the Default Interest Rate from the date Lender makes such demand to Borrower through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Mortgage.

Section 11.2. Duty to Defend. If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and approved by Lender. Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval which may be withheld in its sole discretion.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1. Prohibitions on Transfers, Liens and Encumbrances.

(a) Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s members and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Mortgage, Borrower (i) will not, and will not permit its members to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Mortgage and the Permitted Exceptions. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s members in the Property, or any change in Borrower’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

(b) Borrower represents, warrants and covenants that:

(i) Borrower is a Delaware limited liability company whose managing member is SOFI IV Arizona, Trust, a Maryland real estate investment trust owning 86.78% of the of the interests in Borrower and whose remaining members own 13.22% of the interests in Borrower as follows:

Buck 35 Wacker L.L.C., a Delaware limited liability company - [9.64%] and The Leo Burnett Company, Inc., a Delaware corporation - [3.58%]

The managing member and the other members are referred to as the “Existing Members”.

(ii) If Borrower’s members are in turn partnerships, corporations or limited liability companies, the general partners, principal or members thereof are as follows:

(x) SOFI IV Arizona Trust., a Maryland real estate investment trust whose stock is entirely owned by SOFI IV Arizona, Inc., a Maryland corporation, over ninety percent (90%) of whose stock is owned by Starwood Opportunity Fund IV, L.P.;

(y) Buck 35 Wacker L.L.C., a Delaware limited liability company whose day to day operations are directly controlled and managed by John A. Buck II and/or John Q. O’Donnell either as managers or as managing members; and

(z) The Leo Burnett Company, Inc., a Delaware corporation, which is privately held.

Section 12.2. Permitted Transfers.

(a) Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

(i) at least 20 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

(ii) there is no default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs;

(iii) the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, “ERISA Compliance” and Borrower will deliver to Lender such documentation of compliance as Lender requests.

(iv) when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never defaulted on a loan from Lender or on any contract or other agreement with Lender, and the transferee has never threatened litigation against Lender (for purposes of this subsection, “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries);

(v) Borrower pays all of Lender’s expenses relating to the Transfer, including Lender’s attorneys’ fees; and

(vi) Lender is satisfied that the Property will continue to be managed by a property manager satisfactory to Lender.

(b) Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

(i) Transfers of membership interests in Borrower among the Existing Members, provided that subsequent to the Transfer either SOFI IV Arizona Trust or Buck 35 Wacker L.L.C., remains as managing member of Borrower,

(ii) Transfers by the shareholders/members of SOFI IV Arizona Trust and Buck 35 Wacker L.L.C. respectively, provided that subsequent to such Transfer, SOFI IV Arizona Trust, continues to be controlled directly or indirectly by Starwood Opportunity Fund IV L.P., and Buck 35 Wacker L.L.C.’s day to day operations continue to be directly controlled and managed by John A. Buck II and/or John Q. O’Donnell either as managers or as managing members. It is expressly recognized that, as of the date hereof, one hundred percent of the stock of SOFI IV Arizona Trust is owned by SOFI IV Arizona, Inc. The Lender approves the merger of SOFI IV Arizona Trust and SOFI IV Arizona, Inc., after which over 90% of SOFI IV Arizona Trust stock shall be owned by Starwood Opportunity Fund IV, L.P.;

(iii) Transfers by the shareholders of The Leo Burnett Company, Inc., provided that subsequent to such Transfer either SOFI IV Arizona Trust, or Buck 35 Wacker, L.L.C. is the managing member of Borrower,

(iv) Intentionally Omitted; and

(v) a one-time direct or indirect sale of the Property to an unaffiliated bona fide purchaser, provided that the following conditions are met:

(A) Prior to the Transfer the transferee and its affiliates have a net worth of at least $60,000,000.00;

(B) the transferee is an Institutional Investor or a developer or manager of first-class commercial office real estate comparable to the Property and having a reputation in good standing in the industry as an owner and operator/manager of not less than 5 million square feet of first class office properties of similar quality as the Property;

(C) the transferee has expressly assumed the obligations of Borrower under the Property Documents and under the Loan Documents;

(D) subsequent to the Transfer, the Property is managed by a property manager satisfactory to Lender,

(E) Borrower delivers to Lender a substitute for the environmental indemnity delivered to Lender in connection with the Loan and, if applicable, a substitute guaranty or surety instrument, satisfactory to Lender, executed by a substitute indemnitor, guarantor or surety, as the case may be, satisfactory to Lender in its sole discretion; and

(F) Borrower pays to Lender a transfer fee of not less than 1/2 of one percent (0.5%) of the then-outstanding Principal, such payment in addition to any other costs and expenses to be paid to Lender in accordance with this Article 12.

Upon the occurrence of each of (A) through (F), Borrower shall be released from any obligations under the Loan Documents arising after such occurrence.

Section 12.3. Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

(i) Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

(ii) the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

(iii) here is no Event of Default other than the Event of Default arising from the filing of the lien;

(iv) the Proceeding suspends enforcement of collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

(v) the Proceeding does not violate the terms and provisions of any of the Leases or the Property Documents;

(vi) Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

(vii) with respect to an environmental lien, Borrower is using diligent, good faith efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.1. Further Assurances.

(a) Borrower will execute, acknowledge and deliver to Lender, or to any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b) Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section.

Section 13.2. Estoppel Certificates.

(a) Within 10 days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, except as may be disclosed in the statement, to Borrower’s knowledge, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b) If Lender requests, Borrower will use diligent, good faith efforts to promptly deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that to such party’s knowledge the Property Document is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document and that there are no defenses or offsets against the performance of its obligations under the Property Document.

(c) If Lender requests, Borrower promptly will deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may require, including that to such tenant’s knowledge the Lease is in full force and effect with no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1. Events of Default. The term “Event of Default” means the occurrence of any of the following events:

(i) if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days;

(ii) if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower, (B) seeking to have an order for relief entered with respect to Borrower, (C) seeking attachment, distraint or execution of a judgment with respect to Borrower, (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

(iii) if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this mortgage;

(iv) if a Transfer occurs except in accordance with the provisions of this Mortgage;

(v) if Borrower abandons the Property or ceases to conduct its business at the Property; or

(vi) if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period but is, in fact, susceptible to cure, and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower.

Section 14.2. Remedies.

(a) If an Event of Default occurs, Lender may take any of the following actions (the “Remedies”) without notice to Borrower.

(i) declare all or any portion of the Debt immediately due and payable “Acceleration”);

(ii) pay or perform any Obligation;

(iii) institute a Proceeding for the specific performance of any Obligation;

(iv) apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

(v) directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower’s rights with respect to the Property, either in Borrower’s name or otherwise;

(vi) institute a Proceeding for the foreclosure of this Mortgage or, if applicable, sell by power of sale, all or any portion of the Property;

(vii) institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

(viii) exercise any and all rights and remedies granted to a secured party under the Uniform Commercial Code; and

(ix) pursue any other right or remedy available to Lender at Law, in equity or otherwise.

(b) If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

Section 143. General Provisions Pertaining to Remedies.

(a) The Remedies are cumulative and may be pursued concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

(b) The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender’s rights with respect to the Remedies.

(c) If Lender exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

(d) Lender will not be liable for any act or omission of Lender in connection with the exercise of the Remedies.

(e) Lender’s right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

(f) If an Event of Default occurs, Lender’s payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

(g) Lender’s acceptance of partial payment or receipt of Rents will not extend or affect any grace period, constitute a waiver of a default or Event of Default or constitute a rescission of Acceleration.

Section 14.4. Intentionally Omitted.

Section 14.5. General Provisions Pertaining to Receiver and other Remedies.

(a) If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases, the Rents and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court. Borrower agrees that the appointment may be made ex parte and as a matter of right to Lender, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant

(b) The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Mortgage and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court.

(c) In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions:

(1) take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

(ii) require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Books and Records and all original counterparts of the Leases and the Property Documents;

(iii) collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver’s, broker’s and attorney’s fees, apply the net collections to any portion of the Debt selected by Lender in its sole discretion;

(iv) enter into, modify, extend, enforce, terminate, renew or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(v) enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Mortgage and in the Assignment;

(vi) appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower’s and Lender’s respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

(vii) perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property; (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower’s and Lender’s respective interests in the Property.

(d) Borrower appoints Lender as Borrower’s attorney-in-fact, at Lender’s election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the provisions of this Section.

Section 14.6. General Provisions Pertaining to Foreclosures and the Power of Sale. The following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

(i) Lender’s right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed;

(ii) any sale may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

(iii) with respect to sale pursuant to a judgment of foreclosure and sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

(iv) if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Mortgage will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender’s rights and remedies with respect to the unmatured portion of the Debt;

(v) Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender’s bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender’s bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

(vi) Lender’s receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Mortgage.

Section 14.7. Application of Proceeds. Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

Section 14.8. Power of Attorney. Borrower appoints Lender as Borrower’s attorney-in-fact to perform any actions necessary and incidental to exercising the Remedies.

Section 14.9. Tenant at Sufferance. If Lender or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

Section 14.10. Illinois Mortgage Foreclosure and Remedies.

(1) All advances, disbursements and expenditures (collectively “advances”) made by Lender before and during foreclosure, prior to sale, and where applicable, after sale, for the following purposes, including interest thereon at the Default Interest Rate, are hereinafter referred to as “Protective Advances” and shall constitute additional indebtedness hereunder and shall be secured by the lien hereof:

(a) any amount for restoration or rebuilding in excess of the actual or estimated proceeds of insurance or condemnation award for the purpose of such repair or replacement;

(b) advances in accordance with the terms of this Mortgage to: (i) protect, preserve or restore the Property; (ii) preserve the lien of this Mortgage or the priority thereof; or (iii) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 15-1302 of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101 et seq., as amended from time to time (“Act”);

(c) payments of (i) when due installments of principal, interest or other obligations in accordance with the terms of any Prior Encumbrance (as hereinafter defined); (ii) when due installments of real estate taxes and other Impositions; (iii) other obligations authorized by this Mortgage; or (iv) with court approval any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, all as referred to in Section 15-1505 of the Act;

(d) attorneys’ fees and other costs incurred in connection with the foreclosure of this Mortgage as referred to in Sections 1504(d)(2) and 15-1510 of the Act and in connection with any other litigation or administrative proceeding to which the Lender may be or become or be threatened or contemplated to be a party, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any such suit or proceeding; including filing fees, appraisers’ fees, outlays for documents and expert evidence, witness fees, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of judgment) of procuring all such abstracts of title, title charges and examinations, foreclosure minutes, title insurance policies, appraisals, and similar data and assurances with respect to title and Value as Lender may deem reasonably necessary either to prosecute or defend such suit or, in case of foreclosure, to evidence to bidders at any sale which may be had pursuant to the foreclosure judgment the true condition of the title to or the value of the Property;

(e) Lender’s fees and costs arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 15-1508 of the Act;

(g) Lender’s advances of any amount required to make up a deficiency in deposits for installments of Impositions, as may be required of Borrower under this Mortgage;

(h) expenses deductible from proceeds of sale referred to in Subsections (a) and (b) of Section 15-1512 of the Act; and

(i) expenses incurred and expenditures made by Lender for any one or more of the following: (i) if any of the Property consists of an interest in a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (ii) premiums upon casualty and liability insurance made by Lender whether or not Lender or a receiver is in possession, if reasonably required, without regard to the limitation to maintaining of insurance in effect at the time any receiver or mortgagee takes possession of the Property imposed by Subsection (c)(1) of Section 15-1704 of the Act; (iii) payments required or deemed by Lender to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, reciprocal easement agreement, agreement with any adjoining land owners or other instruments creating covenants or restrictions for the benefit of or affecting the Property, (iv) shared or common expense assessments payable to any association or corporation in which the owner of the premises is a member in any way affecting the Property; (v) operating deficits incurred by Lender in possession or reimbursed by Lender to any receiver; (vi) fees and costs incurred to obtain an environmental assessment report relating to the Property; and (vii) any monies expended in excess of the face amount of the Note.

(2) This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time the Mortgage is recorded, pursuant to Subsection (b)(5) of Section 15-1302 of the Act.

The Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, be included in:

(a) determination of the amount of indebtedness secured by this Mortgage at any time;

(b) the indebtedness found due and owing to the Lender in the judgment of foreclosure and any subsequent amendment of such judgment, supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due after entry of such judgment, it being hereby agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

(c) determination of amounts deductible from sale proceeds pursuant to Section 15-1512 of the Act;

(d) determination of the application of income in the hands of any receiver or mortgagee in possession; and

(e) computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 15-1508 and Section 15-1511 of the Act.

All moneys paid for Protective Advances or any of the other purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys’ fees, and any other moneys advanced by Lender to protect the Property and the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the Default Interest Rate. Inaction of Lender shall never be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor.

(3) Should the proceeds of the Note or any part thereof, or any amount paid out or advanced hereunder by Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any senior mortgage (as described in Subsection (i) of Section 15-1505 of the Act) or any other lien or encumbrance upon the Property or any part thereof on a parity with or prior or superior to the lien hereof “Prior Encumbrance”, then as additional security hereunder, the Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, however remote, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

(4) If an Event of Default has occurred hereunder, or when the indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Lender shall have the right to foreclose the lien hereof for such indebtedness or part thereof and pursue all remedies afforded to a mortgagee under and pursuant to the Act.

(5) The proceeds of any foreclosure sale of the Property shall be distributed and applied in accordance with the provisions of Subsection (c) of Section 15-1512 of the Act. The judgment of foreclosure or order confirming the sale shall provide (after application pursuant to Subsections (a) and (b) of said Section 15-1512) for application of sale proceeds in the following order of priority: first, all items not covered by the provisions of said Subsections (a) and (b), which under the terms hereof constitute secured indebtedness additional to that evidenced by the Note, with interest thereon as herein provided; and second, all principal and interest remaining unpaid on the Note.

(6) Upon, or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall appoint a receiver of the Property whenever Lender, when entitled to possession, so requests pursuant to Section 15-1702(a) of the Act or when such appointment is otherwise authorized by operation of law. Such receiver shall have all powers and duties prescribed by Section 15-1704 of the Act, including, the power to make leases to be binding upon all parties; including the Borrower after redemption, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Property after entry of a judgment of foreclosure, all as provided in Subsection (g) of Section 15-1701 of the Act. In addition, such receiver shall also have the following powers: (a) to extend or modify any then existing leases, which extensions and modifications may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, discharge of the mortgage indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser, and (b) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of the period of receivership. The court from time to time, either before or after entry of judgment of foreclosure, may authorize the receiver to apply the net income in his hands in payment in whole or in part of (a) the indebtedness secured hereby, or by or included in any judgment of foreclosure or supplemental judgment or other item for which Lender is authorized to make a Protective Advance; and (b) the deficiency in case of a sale and deficiency.

(7) In any case in which under the provisions of this Mortgage Lender has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due as aforesaid, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after judgment thereunder, and at all times until confirmation of sale, Borrower shall forthwith, upon demand of Lender, surrender to Lender and Lender shall be entitled to take and upon Lender’s request to the court to be placed in actual possession of, Lender shall be placed in possession of the Property or any part thereof; personally, or by its agent or attorneys as provided in Subsections (b)(2) and (c) of Section 1701 of the Act. In such event Lender in its discretion may, with or without force and with or without process of law, enter upon and take and maintain or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of said Property, together with all documents, books, records, papers and accounts of Borrower or then owner of the Property relating thereto, and may exclude Borrower, its agents or servants, wholly therefrom and may, as attorney in fact or agent of Borrower, or in its own name as Lender and under the powers herein granted, hold, operate, manage and control the Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power. (a) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Borrower to cancel the same; (b) to elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser, (d) to enter into any management, leasing or brokerage agreements covering the Property; (e) to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Property as to it may seem judicious; (f) to insure and reinsure the same and all risks incidental to Lender’s possession, operation and management thereof; and (g) to receive all of such avails, rents, issues and profits; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Borrower. Without limiting the generality of the foregoing provisions of this Section, Lender shall also have all power, authority and duties as provided in Section 15-1703 of the Act.

(8) Borrower acknowledges that the Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act. Borrower hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Borrower and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of Section 15-1601(b) of the Act.

(9) At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures (in addition to the amounts secured hereby) the payment of any and all Loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Lender in connection with the Loan; provided, however, that in no event shall the total amount secured hereby exceed two hundred percent (200%) of the face amount of the Note.

(10) At the option of Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any Condemnation Awards), to any and all leases of all or any part of the Property upon the execution by Lender and recording thereof, at any time hereafter in the appropriate official records of the County wherein the Property are situated, of a unilateral declaration to that effect.

ARTICLE XV

LIMITATION OF LIABILITY

(a) Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose this Mortgage instead of instituting an independent suit against the Borrower to collect the Debt. If a lesser sum is realized from a foreclosure of this Mortgage and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower, for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b) The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Mortgage or Lender’s other rights under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c) The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower for the following:

(i) all losses suffered and liabilities and expenses incurred by Lender relating to any fraud or intentional and material misrepresentation or omission by Borrower or any of Borrower’s members, officers, or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations. Notwithstanding the foregoing, the Borrower shall not be personally liable for damages arising from such actions of Borrower’s member if such member was The Leo Burnett Company, Inc. and if Borrower provides evidence to the satisfaction of Lender, in its sole discretion, that the actions giving rise to such losses, liabilities and expenses taken by The Leo Burnett Company, Inc. were solely in its capacity as tenant under the Burnett Lease and not in its capacity as a member of Borrower,

(ii) all Rents derived from the Property after a default under the Loan Documents which default is a basis of a Proceeding by Lender to enforce collection of both the Debt and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender,

(iii) the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled “Environmental”;

(iv) all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to Tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all advance rents collected by Borrower or any of Borrower’s predecessors and not applied in accordance with the Leases or delivered to Lender,

(v) the replacement cost of any Fixtures or Personal Property removed from the Property after a default occurs;

(vi) all losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in physical waste on the Property;

(vii) all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender’s security interest in the Property or to protect the assignment of the property described in and effected by the Assignment, but only to the extent that the Rents would have been sufficient to permit Borrower to make the payment prior to Lender making such protective advance or other payment and Borrower failed to make such payment after request from Lender,

(viii) all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials after Borrower either has failed to pay for such work or materials or has failed to provide adequate security to Lender in accordance with the provisions of this Mortgage;

(ix) all Proceeds that are not applied in accordance with this Mortgage or not paid to Lender as required under this Mortgage;

(x) all losses suffered and liabilities and expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled “Permitted Transfers”.

(xi) all losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government due to intentional acts of Borrower, and

(xii) all losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Mortgage relating to ERISA, including the prohibition on any Transfer that results in a violation of ERISA.

(d) Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

SECTION 16.1. WAIVER OF STATUTE OF LIMITATIONS. BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

SECTION 16.1. WAIVER OF NOTICE. BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

SECTION 16.3. WAIVER OF MARSHALLING AND OTHER MATTERS. BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

SECTION 16.4. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER WAIVE TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, LENDER OR BORROWER RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

SECTION 16.5. WAIVER OF COUNTERCLAIM. BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

SECTION 16.6. WAIVER OF JUDICIAL NOTICE AND HEARING. BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

SECTION 16.7. WAIVER OF SUBROGATION. BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

SECTION 16.8. GENERAL WAIVER. BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGEMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGEMENT.

ARTICLE XVII

NOTICES: RELIANCE ON TIAA

Section 17.1. Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “yes”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

If to Lender.	Teachers Insurance and Annuity
Association of America 730 Third Avenue
New York, New York 10017
Attention: Director Portfolio Management
For Mortgage and Real Estate Division Application #IL-724
Mortgage #000445300

with a courtesy copy to:	Teachers Insurance and Annuity Association of America 730 Third Avenue
New York, New York 10017
Attention: Vice President and Chief Counsel
Mortgage and Real Estate Law Application #IL-724
Mortgage #000445300

and a Copy to:	New York Life Insurance Company
51 Madison Avenue
New York, New York 10010
Attn: Mortgage Loan Administration
Real Estate Department

and:	New York Life Insurance Company
51 Madison Avenue
New York, New York 10010
Attn: Office of the General Counsel-Real Estate
Steven Tuttle, Esq.

and:	Sonnenschein Nath & Rosenthal
8000 Sears Tower
Chicago, Illinois 60606
Attn: Eric M. Schiller, Esq.

If to Borrower:	35 W. Wacker Venture, L.L.C.
c/o Starwood Capital Group
Three Pickwick Plaza Suite 250
Greenwich, CT 06830
Attn: Jerome C. Silvey

Starwood Asset Management, L.L.C.
320 Interstate North Parkway Suite 220
Atlanta, GA 30339
Attn: Michael Casey

With a courtesy copy to:	Buck 35 Wacker L.L.C.
c/o the John Buck Company
233 South Wacker Drive Suite 550
Chicago, Illinois 60606-6300
Attn: Kent A. Swanson

and:	Katten Muchin and Zavis
525 West Monroe Street Suite 1600
Chicago, Illinois 60661-3693
Attn: Seth R. Madorsky, Esq.

and:	Rinaldi & Associates
Three Pickwick Plaza Suite 250
Greenwich, CT 06830
Attn: Ellis F. Rinaldi, Esq.
Eric W. Franklin, Esq.

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2. Change in Borrower’s Name or Place of Business. Borrower will immediately notify Lender in writing of any change in Borrower’s name or the place of business set forth in the beginning of this Mortgage.

Section 17.3. Reliance on TIAA. All acts of and communications relating to the loan secured hereby by TIAA shall be deemed to be made as agent for Lender, and shall be legally conclusive and binding; and Borrower or any third party (including any court) may and shall rely only on any and all communications or acts of TIAA with respect to the exercise of any rights or the granting of any consent, waiver or approval on behalf of Lender in all circumstances where an action by Lender is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable Law without the right or necessity of making any inquiry of NYL as to the authority of TIAA with respect to such matter. In no event shall any of the foregoing limit the rights or obligations of TIAA or NYL with respect to each other pursuant to this Agreement or any other agreement between TIAA and NYL.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1. Applicable Law. The Loan Documents are governed by and will be construed in accordance with the Laws of the State of Illinois without regard to conflict of law provisions.

Section 18.2. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate.

Section 183. Lender’s Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4. Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5. Survival of Borrower’s Obligations. Borrower’s representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) release of the lien of this Mortgage; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower, provided that in the case of (i) or (ii) above, such representations, warranties and covenants shall not survive longer than 18 months after such satisfaction or release.

Section 18.6. Relationship Between Borrower and Lender: No Third Party Beneficiaries.

(a) Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b) All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7. Partial Releases: Extensions: Waivers. Lender may: (i) release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8. Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9. Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the draftsman.

Section 18.10. No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11. Severability. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

Section 18.12. Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled “TRANSFERS, LIENS AND ENCUMBRANCES”, all of the covenants of this Mortgage and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Mortgage.

Section 18.13. Time of the Essence. Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.14. Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.15. Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Mortgage are joint and several.

Section 18.16. Successors and Assign. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.17. Duplicates and Counterparts. Duplicate counterparts of any Loan Documents, other than the Note, may be executed and together will constitute a single original document.

Section 18.18. Exculpation. It is agreed that SOFI IV Arizona Trust is a Maryland real estate investment trust and that the name “SOFI IV Arizona Trust” is a designation of SOFI IV Arizona Trust and its trustees, as trustees and not personally, under SOFI IV Arizona Trust’s Declaration of Trust, and all persons dealing with SOFI IV Arizona Trust shall look solely to SOFI IV Arizona Trust’s assets for the enforcement of any claims against SOFI IV Arizona Trust. The trustees, officers, agents and security holders of SOFI IV Arizona Trust assume no personal liability for obligations entered into on behalf of SOFI IV Arizona Trust, and their respective individual assets shall not be subject to the claims of any person.

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first set forth above.

35 W. WACKER VENTURE L.L.C.,
a Delaware limited liability company

By:	SOFI IV Arizona Trust,
a Maryland real estate investment trust

By:	/s/ Jerome C. Silvery
Name:	Jerome C. Silvey
Title:	Executive Vice President

STATE OF Connecticut	)
	)	ss
COUNTY OF Fairfield	)

I, Costas Thanasoulis, a notary public in and for said. County, in the State aforesaid, DO HEREBY CERTIFY that Jerome C. Silvey, the Executive Vice President of SOFI IV Arizona Trust, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the said instrument in his/her capacity as Executive Vice President of such SOFI IV Arizona Trust as his/her free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and official seal, this 17th day of February, 1999.

/s/ Costas Thanasoulis
Notary Public

My commission expires:

COSTAS THANASOUUS

NOTARY PUBLIC

MY COMMISSION EXPIRES FEB. 28. 2002